Reg. No. 33-

          SECURITIES AND EXCHANGE COMMISSION
          WASHINGTON, D. C. 20549

          FORM S-3
          REGISTRATION STATEMENT
          UNDER
          THE SECURITIES ACT OF 1933

          BELLSOUTH CORPORATION
               A Georgia                          I.R.S. Employer
                    Corporation                                 No.
          58-1533433
          1155 Peachtree Street, N.E.
          Atlanta, Georgia 30309-3610
          Telephone Number 404 249-2000



          SHAREHOLDER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


          AGENT  FOR  SERVICE         Please  send  copies  of  all
          communications to:
      Blair S. Parrott                            C. B. Manning
   BellSouth Corporation                  BellSouth Corporation
      15G03 Campanile                        1800 Campanile
1155 Peachtree  Street, N.E.            1155 Peachtree Street,N.E.
Atlanta, Georgia    30309-3610           Atlanta, Georgia 30309-3610
       404 249-5042                                404 249-2700

Approximate  date of commencement of proposed sale to  the  public:
As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

If this Form is registering additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 33 - ___________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 33 -
___________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                  CALCULATION OF REGISTRATION FEE
==================================================================
Title of each             Proposed    Proposed
class of       Amount      maximum    maximum      Amount of
securities to  to be       offering   aggregate    registra-
be registered  regis-      price per  offering     tion fee
Common Stock   tered
par value     8,000,000  $72.688(3) $581,504,000(3) $200,519
$ 1 per        shares (2)
share (1)
=====================================================================

1) Includes preferred stock purchase rights under the BellSouth Corporation Shareholder Rights Agreement.

(2) If, prior to the completion of the distribution of the Common Stock covered by this registration statement, additional shares of Common Stock are issued or issuable as a result of a stock split or stock dividend, this registration statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416.

(3) Calculated based upon the average of the high and low prices as reported by the New York Stock Exchange and published in the Wall Street Journal as of a date within five (5) business days prior to the date of filing this registration statement in accordance with Rule 457(c).

      Prospectus herein also relates to securities registered under Registration Statement No. 33-49461 pursuant to Rule 429.




BELLSOUTH


PROSPECTUS


    Shareholder Dividend Reinvestment and Stock Purchase Plan
                12,000,000 Shares of Common Stock

The Shareholder Dividend Reinvestment and Stock Purchase Plan (the "Plan" or "DRSPP") of BellSouth Corporation ("BellSouth") provides shareholders of common stock (the "Common Stock") with a simple and convenient method of purchasing additional Common Stock. Through the Plan, a participant may have dividends paid on shares of Common Stock automatically reinvested to purchase additional shares of Common Stock. Participants may also make investments with optional cash payments which will be used to purchase additional shares. Any shareholder of record of Common Stock is eligible to join the Plan; however, at the time of enrollment, shareholders must enroll a minimum of ten shares or submit an optional cash payment sufficient to meet the ten share minimum requirement.

Full investment of funds is possible because the Plan permits fractions of shares, as well as whole shares, to be held in a participant's Plan account. Participants will not incur any fees for the purchase of Common Stock with reinvested dividends and optional cash payments under the Plan. However, an allocable portion of brokerage fees paid by BellSouth may be reported to Plan participants as taxable income in the event BellSouth uses shares purchased in the open market or otherwise to satisfy Plan requirements. Upon termination from the Plan, a brokerage commission, termination fee, and any tax withholdings required by law may be assessed to the participant.

Shares of Common Stock purchased under the Plan will be registered in the name of Chemical Bank (the "Agent"), and the participant's Plan account will be credited for such shares. Certificates for such shares are not issued unless requested in writing by the participant subsequent to the purchase of such shares. DRSPP statements are sent to participants following each investment to provide simplified recordkeeping.



THIS PROSPECTUS CONTAINS MATERIAL CHANGES TO THE PLAN, EFFECTIVE JUNE
15,  1992.   IT IS SUGGESTED THIS PROSPECTUS BE RETAINED  FOR  FUTURE
REFERENCE.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


May 15, 1992
                      BELLSOUTH CORPORATION

BellSouth was incorporated in 1983 under the laws of the State of Georgia and has its principal executive offices at 1155 Peachtree Street, N.E., Atlanta, Georgia 30367-6000, telephone number (404) 249-2000.

                      AVAILABLE INFORMATION

BellSouth is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports and other information filed by BellSouth can be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as at the following SEC Regional Offices: Room 1400, 75 Park Place, New York, NY 10007 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, IL 60661-2511. Such material can also be inspected at the New York, Boston, Midwest, Pacific and Philadelphia Stock Exchanges. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.



             INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents have been filed by BellSouth with the SEC (File No. 1-8607) and are incorporated herein by reference:

          (1) BellSouth's Annual Report on Form 10-K for the year ended December 31, 1991.

          (2) BellSouth's Quarterly Report on Form 10-Q for the quarter ended March 31, 1992.

          (3)   BellSouth's  Current  Reports  on  Form  8-K  for
          January 23, 1992, March 17, 1992 and April 21, 1992.

All documents filed by BellSouth pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

Copies of the above documents (excluding exhibits) may be obtained upon oral or written request without charge from the Secretary, BellSouth, Room 14B02, 1155 Peachtree Street, N.E., Atlanta, Georgia 30367-6000, telephone number (404) 249-2000.
                            THE PLAN
Purpose

The Plan provides BellSouth's shareholders with a simple and convenient method of investing cash dividends and optional cash payments in additional Common Stock. Common Stock may be purchased with reinvested cash dividends on all or less than all of the Common Stock registered in the participant's name. Participants may also purchase Common Stock with optional cash payments, subject to a minimum of $50 per payment, up to a total of $100,000 per calendar year.

The Plan offers eligible shareholders an opportunity to invest conveniently over the long-term. BellSouth reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan.

Administration

Chemical Bank has been designated by BellSouth to administer the Plan for participants, to keep records, to send statements of account to participants and to perform other duties relating to the Plan. The address and telephone number for information about the Plan are:

     |
|         |                        FOR INFORMATION ABOUT
|
     |                           THE BELLSOUTH PLAN
|
     |
|
     |            Call our toll free shareholder services number:
|
     |                            1-800-631-6001
|
     |
|
     |                       Outside the United States

     |                      call collect:  (212) 971-3305

     |

     |            Optional Cash Payments, with checks payable to

     |            "BellSouth Corporation" in United States
                                        dollars
     |          (please indicate your Plan account number on
                                         check)
     |                    and written notices and requests

    |                     concerning the Plan should be

     |                               mailed to:

     |

     |                         BellSouth Corporation

     |                          Dividend Reinvestment

     |                             P.O. Box 24611
|
     |                         Church Street Station
|
     |                     New York, New York  10249-0018
|
     |
|
     |            Please include in your letter a telephone
                                  number
     |            where you may be reached during business hours.
|
     |
|
     |
|
     |
|
Participation

Any shareholder of record of Common Stock may, at any time, join the Plan by signing an Authorization Form and returning it to the Agent. However, a minimum of ten shares must be enrolled and maintained in the Plan. An Authorization Form may be obtained by contacting the Agent. Shareholders with less than the ten share minimum may, at the time of enrollment, make an optional cash payment sufficient to meet the ten share minimum requirement.

Shareholders who own Common Stock through a brokerage account may have to coordinate participation in the Plan with their broker.

Investment Options

The Authorization Form provides for the purchase of additional shares of Common Stock through the following investment options offered under the Plan:


     FULL DIVIDEND REINVESTMENT - Reinvest cash dividends on all shares owned by a participant, including shares held in the Plan.

     PARTIAL DIVIDEND REINVESTMENT - Reinvest cash dividends on a specified number of shares (not less than 10) owned by the participant including shares held in the Plan. The participant will continue to receive a check for the cash dividends paid on any shares not enrolled in the Plan.

All participants may make optional cash payments of up to a total of $100,000 during each calendar year; however, each payment
(check or money order) must be at least $50, made payable to BellSouth in United States dollars.

Changing Investment Options

A participant may change the investment option at any time by signing a new Authorization Form and returning it to the Agent. An Authorization Form may be obtained by contacting the Agent. The completed form must be received by the Agent no later than the dividend record date to be effective for that dividend.

Reinvestment of Dividends

To begin reinvestment of dividends under either the Full or Partial Dividend Reinvestment option, the Authorization Form must be received by the Agent no later than the dividend record date to be effective for that dividend. The dividend record date set by the BellSouth Board of Directors has been generally about 20 days prior to the dividend payment date. Dividends have historically been paid on the first business day of February, May, August and November; however, such dates are subject to change at the discretion of the BellSouth Board of Directors. If the Authorization Form is not received by the dividend record date, the dividend may be paid in cash.

Optional Cash Payments

Optional Cash Payments may be initiated by enclosing a check or money order (for at least the minimum amount of $50, made payable to "BellSouth Corporation" in United States dollars) with the completed Authorization Form.
Optional cash payments received by the Agent on or before the third business day prior to the end of a month will be invested no later than the second business day of the following month.

While optional cash payments may be mailed to the Agent at any time, shares for participants are purchased on a monthly basis only. Such purchases are based on a specified dollar amount rather than a specified number of shares. All checks for optional cash payments are deposited by the Agent upon receipt except for postdated checks which will be returned to the participant. No interest will be paid on optional cash payments held by the Agent pending investment. Participants making optional cash payments will receive a DRSPP statement showing the purchase price and number of shares, full and fractional, purchased.

Each optional cash payment must be at least $50, and all optional cash payments may not exceed a total of $100,000 during each calendar year. The calendar year limitation is based on when optional cash payments are received by the Agent and not when they are used to purchase shares. Optional cash payments in excess of the limit for the calendar year or below the minimum limit of $50 will be returned.

Shares purchased on behalf of a participant prior to a dividend record date will be entitled to receive the dividend.

PURCHASES

At the discretion of BellSouth, Common Stock purchased with reinvested dividends or optional cash payments may be (1) authorized but unissued or treasury shares issued by BellSouth directly to the Plan or (2) shares purchased in the open market or otherwise and sold/contributed to the Plan, or both.

Pricing of Shares

If the shares have been purchased in the open market or otherwise for sale to Plan participants, the price per share of Common Stock purchased with reinvested dividends or optional cash payments will be the average cost of all such purchases made to satisfy Plan requirements during the purchase period.

If the BellSouth shares are from authorized but unissued or treasury shares, the price per share of Common Stock purchased with reinvested dividends or optional cash payments will be the average of the daily high and low sale prices of the Common Stock reported on the New York Stock Exchange ("NYSE") Composite Transactions listing on the trading day before the day of purchase, the day of purchase and the day following the day of purchase. If there is no trading in the shares on the NYSE for a substantial amount of time during any day of the pricing period, the purchase price shall be determined by BellSouth on the basis of such market quotations as it shall deem appropriate.

Timing and Allocation of Purchases

All optional cash payments received by the Agent on or before the third business day prior to the end of a month will be used to purchase Common Stock no later than the second business day of the following month. Such Common Stock will be allocated to a participant's Plan account as of the first business day of that month. Cash dividends on Common Stock enrolled in the
Plan will be applied by the Agent to the purchase of additional shares of Common Stock, and such Common Stock will be allocated to a participant's Plan account as of dividend payment dates, or as of the first business day thereafter if the dividend payment date is not a business day. Each participant's account will be credited with the number of shares, full and fractional, equal to the amount of money to be invested divided by the applicable purchase price. The number of shares purchased with cash dividends and optional cash payments cannot be determined until either the purchases have been completed or the end of the pricing period.

COSTS OF PARTICIPATION

For participants, the cost of investing in additional shares is the price of the shares purchased. However, in the event that BellSouth uses shares purchased, in the open market or otherwise, to satisfy Plan requirements, an allocable portion of brokerage fees paid by BellSouth may be reported to the participants as taxable income. Also, if a participant sells shares upon termination from the Plan, a brokerage commission, termination fee, and any tax withholding required by law may be assessed to the terminating participant.

REPORTS TO PARTICIPANTS

Participants in the Plan will be sent a DRSPP statement following each transaction showing the number of shares, full and fractional, held in the Plan account, amounts invested, purchase prices, shares purchased and other year to date information. In addition, Plan participants will receive copies of the same communications sent to every other shareholder, including BellSouth's Quarterly Newsletter, Annual Report and a Notice of Annual Meeting and Proxy Statement.

STOCK CERTIFICATES

Custody

A participant may elect to have the Agent hold any certificates evidencing shares whose dividends are being currently reinvested under the Plan or are being enrolled in the Plan. Upon receipt of such certificates, the Agent will register the shares in its name, or in that of its nominee, and credit the participant's Plan account. At the time of enrollment, participants who wish to have their certificates held by the Agent should mail their unendorsed certificates to the Agent, accompanied by an Authorization Form.

Participants already enrolled in the Plan who wish to have their certificates held by the Agent should send their certificates along with the tear-off form on the bottom of the DRSPP statement. DRSPP statements are mailed to participants after each investment. The Agent urges that certificates be sent by registered mail.

Common Stock purchased under the Plan will be credited to the participant's account. Certificates for such shares will not be issued to participants unless requested.

Issuance of Certificates

Certificates for any number of whole shares held in a Plan account will be issued within two weeks after the Agent receives a written request signed by the participants. The Agent may, at its discretion, accept this request by telephone. Certificates for a fractional share will not be issued under any circumstances. Certificates for whole shares issued to a participant will be registered in the names on the Plan account. Such issuance will not result in termination or modification of participation in the Plan. Regardless of the issuance of any certificates, the participant will continue to have dividends reinvested on shares as directed pursuant to the most recent Authorization Form submitted to the Agent.

DISPOSITION OF SHARES

Partial Sales

If a participant enrolled in either the full or partial dividend reinvestment option sells a portion of shares from the Plan, a minimum of ten shares must remain in the Plan or the Agent may terminate the Plan account.

If a participant enrolled in the full dividend reinvestment option sells a portion of the shares held in certificate form or in a participant's Plan account, then such sale will not result in the modification or termination of participation in the Plan.

If a participant enrolled in the partial dividend reinvestment option sells a portion of the shares and the total shares owned by that participant drops below the number of shares authorized for partial reinvestment, then cash dividends will be reinvested on those shares remaining. Subsequent sales or transfers will further reduce the number of shares on which cash dividends are reinvested. Additional purchases of shares by the participant will increase the number of shares on which cash dividends are reinvested up to the number of shares originally authorized for reinvestment. For example, if a participant who authorized the reinvestment of cash dividends on 50 of 100 total shares owned subsequently disposes of 25 shares, cash dividends will continue to be reinvested on the 50 authorized shares. If instead, the participant disposes of 75 shares, then cash dividends would continue to be reinvested on the remaining 25 shares. However, if the participant subsequently purchases an additional 200 shares, then cash dividends would be reinvested on the 50 shares originally authorized, and a check would be issued for the cash dividends on the remaining 175 shares. The number of shares originally authorized for reinvestment will not be changed unless a new Authorization Form is completed by the participant and received by the Agent.


TERMINATING A PLAN ACCOUNT

Issuance of Shares

Participants may terminate their Plan account and have a certificate issued for their whole shares of Common Stock.
Participants will receive cash for the value of the fractional share held in their Plan account, less any brokerage commission, termination fee, and any tax withholding required by law.

To terminate a participant's Plan account and have shares issued in certificate form, the participant must notify the Agent in writing, although the Agent may, at its discretion, accept termination instructions by telephone. Such notice must inform the Agent as to the number of shares to be issued.

If a participant's request to terminate participation in the Plan is received after the record date for a dividend payment, such termination may not be effective for the upcoming dividend payment.

Sale of Shares

Upon termination, the participant may request that all or a portion of the shares, including any fractional shares held in the Plan account, be sold. Upon receipt of the written request, the sale normally will be made for the Plan account within five business days following receipt of the request by the Agent. The sale price of the shares to be sold will be the market price at the point in time the shares are sold by the Agent. The proceeds of the sale, less any brokerage commission, termination fee and any tax withholding required by law, will be forwarded to the participant within approximately three weeks.

Other Termination

BellSouth may, at its discretion, terminate a participant's Plan account if that account contains less than ten shares. In addition, BellSouth reserves the right to terminate or amend the Plan at any time.

TAX INFORMATION

In the opinion of BellSouth, the Federal income tax consequences for Plan participants are as follows:


          (1) A participant in the Plan will be treated for Federal income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the price per share (as described in the provisions of "Pricing of Shares" above) multiplied by the number of shares purchased with reinvested dividends. A participant will be provided with information concerning the price per share in the participant's DRSPP statement.

          (2) To the extent shares are purchased in the open market either with reinvested dividends or optional cash payments, brokerage commissions paid by BellSouth on a participant's behalf are treated as distributions subject to Federal income tax.

          (3) The tax basis per share of Common Stock acquired from BellSouth under the Plan is (a) the amount treated as a dividend divided by the number of shares purchased in the case of shares purchased with reinvested dividends and (b) the purchase price per share in the case of shares purchased with optional cash payments. The tax basis per share of Common Stock purchased in market transactions under the Plan is the same as in the preceding sentence, increased by the pro rata amount of any brokerage charges paid by BellSouth on the participant's behalf.

          (4) A participant's holding period for shares of Common Stock acquired pursuant to the Plan will begin on the date following the day on which such shares are credited to the participant's account.

          (5) A participant will not realize any taxable income when the participant receives certificates for whole shares held in the participant's Plan account, either upon the participant's request for certain of those shares or upon termination of participation in or termination of the Plan.

          (6) A participant will realize a gain or loss when shares are sold or exchanged, whether pursuant to the participant's request upon termination of participation in the Plan or by the participant after receipt of shares from the Plan, and, in the case of a fractional share, when the participant receives a cash payment for a fraction of a share held in the participant's Plan account upon termination of participation in or termination of the Plan; and the amount of such gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share and the tax basis thereof.

The above discussion is based on current Federal income tax law. The law governing the Federal income taxation of dividends and distributions with respect to stock is constantly changing as a result of amendments to the Internal Revenue Code, changes in regulations and Internal Revenue Service administrative policies and judicial decisions. Accordingly, no assurance can be given that currently existing tax authorities will not change in a way that would adversely affect the Plan and its participants.

BELLSOUTH EXPECTS AND STRONGLY ENCOURAGES PLAN PARTICIPANTS TO  D
ISCUSS
THE  TAX CONSEQUENCES OF PLAN PARTICIPATION WITH THEIR TAX ADVISO
R.

If a participant has failed to furnish a valid taxpayer identification number or furnished an obviously incorrect number to the Agent, unless the participant is exempt from the withholding requirements described in section 3406 of the Internal Revenue Code, then the Agent must withhold 20% from the amount of Common Stock dividends, and/or the proceeds of the sale of the full and fractional shares. In addition, if a new participant fails to certify that such participant is not subject to withholding on interest and dividend payments as a result of failure to report all interest or dividend income on prior tax returns, then 20% must be withheld from the amount of Common Stock dividends. The withheld amount will be deducted from the amount of dividends, and the remaining amount will be reinvested. In the case of those foreign shareholders whose Common Stock dividends are subject to United States income tax withholding, the amount of tax to be withheld will be deducted from the amount of Common Stock dividends, and the remaining amount of dividends will be reinvested. In the case of those foreign shareholders whose proceeds are subject to withholding, the amount of tax to be withheld will be deducted from the proceeds from the sale of shares.

OTHER INFORMATION

Stock Splits or Dividends

The number of shares of Common Stock enrolled in the Plan and the minimum number of shares required for Plan participation will be appropriately adjusted for any stock splits or stock dividends.

Voting

The participant will be sent proxy materials including a proxy card representing both the shares for which the participant holds certificates and the shares, full and fractional, held by the Agent in the participant's Plan account. Such proxy will be voted as indicated by the participant on the proxy. If the proxy card is not returned or if it is returned unsigned by the registered owner(s), none of the participant's shares will be voted.


                 RESPONSIBILITIES OF BELLSOUTH AND THE AGENT

Neither BellSouth nor the Agent, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, negligent acts or omissions or any claim of liability arising out of failure to terminate a participant's Plan account upon such participant's death prior to receipt of notice in writing of such death.

Participants should recognize that BellSouth cannot assure them of a profit or protect them against a loss on the shares purchased by them under the Plan.

Although the Plan contemplates the continuation of quarterly dividend payments, the payment of dividends is at the discretion of BellSouth's Board of Directors and will depend upon future earnings, the financial condition of BellSouth and other factors. The amount and timing of dividends may be changed at any time without notice.

BellSouth reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension modification or termination. Upon termination of the Plan by BellSouth, certificates for whole shares held in a participant's Plan account will be issued and a cash payment will be made for any fraction of a share.


                        USE OF PROCEEDS

The amount of capital to be provided during 1992 and subsequent years cannot be determined and will vary as participation in the Plan changes and to the extent that BellSouth may, from time to time, fund the Plan with shares purchased in the open market or otherwise. Proceeds from the Plan have been, and will continue to be, used for general corporate purposes, including advances to or investments in subsidiary companies.


                    INDEPENDENT ACCOUNTANTS

The financial statements of BellSouth and its subsidiaries incorporated by reference in BellSouth's Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated by reference herein, have been audited by Coopers & Lybrand, independent accountants, to the extent and for the periods indicated in their report relating to such financial statements, which report is given upon their authority as experts in auditing and accounting.

Future financial statements of BellSouth and the reports of Coopers & Lybrand thereon which are incorporated by reference in this Prospectus are so incorporated in reliance upon the reports of Coopers & Lybrand given upon their authority as experts in auditing and accounting to the extent that Coopers & Lybrand have audited such financial statements and consented to the use of their reports thereon.

           INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by the Georgia Business Corporation Code (the "GBCC"), BellSouth's Restated Articles of Incorporation limit the monetary liability of its directors to BellSouth or its shareholders for any breach of their duty of care or any other duty as a director except (i) for misappropriation of any business opportunity of BellSouth (ii) for acts or omissions not in good faith or which constitute intentional misconduct or a knowing violation of law, (iii) for liability for certain unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

As  authorized  by  the GBCC, the shareholder  of  BellSouth  has adopted an amendment to the By-laws expanding directors and officers indemnification rights and approved a form of Indemnity Agreement which BellSouth may enter with its directors or officers. A person with whom BellSouth has entered into such an Indemnity Agreement (an "Indemnitee") shall be indemnified against liabilities and expenses related to such person's capacity as an officer or director or to capacities served with other entities at the request of BellSouth, except for claims excepted from the limited liability provisions described above. An Indemnitee is also entitled to the benefits of any directors' and officers' liability insurance policy maintained for BellSouth and in the event of a "change in control" of BellSouth, obligations under the Indemnity Agreement will be secured with a letter of credit in favor of the Indemnitee in an amount of not less than $1,000,000. BellSouth has entered into Indemnity Agreements with each of its directors.

The GBCC generally empowers a corporation, without shareholder approval, to indemnify directors against liabilities in proceedings to which they are named by reason of serving as a director of the corporation, if such person acted in a manner believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Without shareholder approval, indemnification is not permitted of a director adjudged liable to the corporation in a proceeding by or in the right of the corporation or a proceeding in which the director is adjudged liable based on a personal benefit improperly received, absent judicial determination that, in view of the circumstances, such person is fairly and reasonably entitled to indemnification of reasonable expenses incurred.

The GBCC permits indemnification and advancement of expenses to officers who are not directors, to the extent consistent with public policy. The GBCC provides for mandatory indemnification of directors and officers who are successful in defending against any proceeding to which they are named because of their serving in such capacity.

BellSouth's By-laws also provide that BellSouth shall indemnify any person made or threatened to be made a party to any action (including any action by or in the right of BellSouth) by reason of service as a director or officer of BellSouth (or of another entity at BellSouth's request), against liabilities and expenses if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of BellSouth (and with respect to any criminal action, had no reasonable cause to
believe  his  conduct  was  unlawful),  to  the  maximum   extent
permitted by the GBCC.

The general limitations in the GBCC as to indemnification may be superseded to the extent of the limited liability provisions
(with respect to directors) and
the Indemnity Agreements, as authorized by the shareholders and as described above.

The directors and officers of BellSouth are covered by liability insurance policies pursuant to which (a) they are insured against loss arising from certain claims made against them, jointly or severally, during the policy period for any actual or alleged breach of duty, neglect, error, misstatement, misleading statements, omission or other wrongful act and (b) BellSouth is entitled to have paid by the insurers, or to have the insurers reimburse BellSouth for amounts paid by it, in respect of such claims if BellSouth is required to indemnify officers and directors for such claims.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling BellSouth pursuant to the foregoing provisions, BellSouth has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                                                  BELLSOUTH
TABLE OF CONTENTS                                 PROSPECTUS

                                        Page

BELLSOUTH   CORPORATION                    SHAREHOLDER DIVIDEND
AVAILABLE   INFORMATION                    REINVESTMENT AND
INCORPORATION OF DOCUMENTS BY REFERENCE    STOCK PURCHASE PLAN
THE PLAN
     Purpose
     Administration
     Participation
     Investment Options
     Changing Investment Options
     Reinvestment of Dividends
     Optional Cash Payments
PURCHASES
     Pricing of Shares
     Timing and Allocation of Purchases
COSTS OF PARTICIPATION
REPORTS TO PARTICIPANTS
STOCK CERTIFICATES
     Custody
     Issuance of Certificates
DISPOSITION OF SHARES
     Partial Sales
TERMINATING A PLAN ACCOUNT
     Issuance of Shares
     Sale  of Shares
     Other Termination
TAX INFORMATION
OTHER INFORMATION
     Stock Splits or Dividends
     Voting
RESPONSIBILITIES OF BELLSOUTH AND THE AGENT
USE OF PROCEEDS
INDEPENDENT ACCOUNTANTS
INDEMNIFICATION OF DIRECTORS AND OFFICERS


No person has been authorized to give any
information or to make any representations not
contained in this Prospectus in connection with
the offer contained in this Prospectus, and if
given or made, such information or representations
must not be relied upon as having been authorized
by  BellSouth Corporation.                                  Dated
May 15, 1992

                            PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration Fee.......................$200,519

Accountants'Fees ......................   3,500*

Miscellaneous Expenses.................  10,000*

Blue Sky Fees and Expenses.............  15,000*

Total..................................$229,019*

                * Estimated.  Total expenses exclude an estimated
          $1,800,000   of    annual  recurring  costs   for   the
          operation of the Plan.


Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


           INDEMNIFICATION OF DIRECTORS AND OFFICERS


As authorized by the Georgia Business Corporation Code (the "GBCC"), BellSouth's Restated Articles of Incorporation limit the monetary liability of its directors to BellSouth or its shareholders for any breach of their duty of care or any other duty as a director except (i) for misappropriation of any business opportunity of BellSouth (ii) for acts or omissions not in good faith or which constitute intentional misconduct or a knowing violation of law, (iii) for liability for certain unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

As authorized by the GBCC, the shareholders of BellSouth have adopted an amendment to the By-laws expanding directors and officers indemnification rights and approved a form of Indemnity Agreement which BellSouth may enter with its directors or officers. A person with whom BellSouth has entered into such an Indemnity Agreement (an "Indemnitee") shall be indemnified against liabilities and expenses related to such person's capacity as an officer or director or to capacities served with other entities at the request of BellSouth, except for claims excepted from the limited liability provisions described above. An Indemnitee is also entitled to the benefits of any directors' and officers' liability insurance policy maintained for BellSouth and in the event of a "change in control" of BellSouth, obligations under the Indemnity Agreement will be secured with a letter of credit in favor of the Indemnitee in an amount of not less than $1,000,000. BellSouth has entered into Indemnity Agreements with each of its directors.

The GBCC generally empowers a corporation, without shareholder approval, to indemnify directors against liabilities in proceedings to which they are named by reason of serving as a director of the corporation, if such person acted in a manner believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Without shareholder approval, indemnification is not permitted of a director adjudged liable to the corporation in a proceeding by or in the right of the corporation or a proceeding in which the director is adjudged liable based on a personal benefit improperly received, absent judicial determination that, in view of the circumstances, such person is fairly and reasonably entitled to indemnification of reasonable expenses incurred.
The GBCC permits indemnification and advancement of expenses to officers who are not directors, to the extent consistent with public policy. The GBCC provides for mandatory indemnification of directors and officers who are successful in defending against any proceeding to which they are named because of their serving in such capacity.

BellSouth's By-laws also provide that BellSouth shall indemnify any person made or threatened to be made a party to any action (including any action by or in the right of BellSouth) by reason of service as a director or officer of BellSouth (or of another entity at BellSouth's request), against liabilities and expenses if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of BellSouth (and with respect to any criminal action, had no reasonable cause to
believe  his  conduct  was  unlawful),  to  the  maximum   extent
permitted by the GBCC.

The general limitations in the GBCC as to indemnification may be superseded to the extent of the limited liability provisions
(with respect to directors) and the Indemnity Agreements, as authorized by the shareholders and as described above.

The directors and officers of BellSouth are covered by liability insurance policies pursuant to which (a) they are insured against loss arising from certain claims made against them, jointly or severally, during the policy period for any actual or alleged breach of duty, neglect, error, misstatement, misleading statements, omission or other wrongful act and (b) BellSouth is entitled to have paid by the insurers, or to have the insurers reimburse BellSouth for amounts paid by it, in respect of such claims if BellSouth is required to indemnify officers and directors for such claims.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Securities Act"), which may be permitted to directors, officers or persons controlling BellSouth pursuant to the foregoing provisions, BellSouth has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16.   EXHIBITS.

Exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.

     Exhibit
     Number

           4    Articles of Incorporation of BellSouth (Exhibit 3a
          to Form 10-K for the year ended December 31, 1990).

           4-a     BellSouth Corporation Shareholder Rights
          Agreement (Exhibit 4-b to Form 8-K for November 27,
          1989).

           4-b     Articles of Amendment to Articles of
          Incorporation of BellSouth Corporation.

           5       Opinion of Walter H. Alford as to the
          legality of the securities to be issued.

          23-a     Consent of Coopers & Lybrand L.L.P.,
          independent accountants.

          23-b     Consent of Walter H. Alford is contained in
          the opinion of counsel filed as Exhibit 5.

          24       Powers of Attorney executed by officers and
          directors of BellSouth who signed this Registration
          Statement.

ITEM 17.    UNDERTAKINGS.

The undersigned registrant hereby undertakes:

      (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and State of Georgia, on the 2nd day of October 1995.


                                     BELLSOUTH CORPORATION


                                   By _/S/ARLEN G. YOKLEY
                                       Arlen G. Yokley
                              Vice President, Secretary and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


PRINCIPAL EXECUTIVE OFFICER:
John L. Clendenin*
Chairman of the Board and
Chief Executive Officer


PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:
Ronald M. Dykes*
Vice President, Chief Financial Officer and Comptroller

DIRECTORS:

     F. Duane Ackerman*                 Phyllis Burke Davis*
     Reuben V. Anderson*                John G. Medlin, Jr.*
     James H. Blanchard*                Robin B. Smith*
     J. Hyatt Brown*                    C. Dixon Spangler, Jr.*
     John L. Clendenin*                 Ronald A. Terry*
     Armando M. Codina*                 Thomas R. Williams*
     Marshall M. Criser*                J. Tylee Wilson*



                                *By /S/ARLEN G. YOKLEY
                                  Arlen G. Yokley
                                  (As Attorney-in-Fact)
                                  October 2, 1995


     * by power of attorney


                           EXHIBIT INDEX



     Exhibit
     Number

           4    Articles of Incorporation of BellSouth (Exhibit 3a
          to Form 10-K for the year ended December 31, 1990).

           4-a     BellSouth Corporation Shareholder Rights
          Agreement (Exhibit 4-b to Form 8-K for November 27,
          1989).

           4-b     Articles of Amendment to Articles of
          Incorporation of BellSouth Corporation.

           5       Opinion of Walter H. Alford as to the
          legality of the securities to be issued.

          23-a     Consent of Coopers & Lybrand L.L.P.,
          independent accountants.

          23-b     Consent of Walter H. Alford is contained in
          the opinion of counsel filed as Exhibit 5.

          24       Powers of Attorney executed by officers and
          directors of BellSouth who signed this Registration
          Statement.


                            EXHIBIT 4-b



                       ARTICLES OF AMENDMENT
                                TO
                     ARTICLES OF INCORPORATION
                                OF
                       BELLSOUTH CORPORATION

     Pursuant to Section 14-2-602(d) of the Georgia Business Corporation Code, BellSouth Corporation (the "Corporation") delivers these Articles of Amendment to the Articles of Incorporation of the Corporation to the Secretary of State of Georgia for filing.
                                1.
     The name of the Corporation is BellSouth Corporation.

                                2.
     The Articles of Incorporation of the Corporation are hereby amended to change the first paragraph of Article 5 as follows:

                                5.

          The aggregate number of shares of stock which the Corporation is authorized to issue is 2,300,000,000 shares, consisting of
          2,200,000,000 shares of Common Stock having a par value of
          $1 per share and 100,000,000 shares of First Preferred
     Stock
          having a par value of $1 per share.

                                3.
     The resolutions adopting such amendment were duly adopted by the Board of Directors of the Corporation on September 25, 1995.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused its seal and the execution hereof to be attested, all by its duly authorized officers, this 2nd day of October, 1995.

                              BELLSOUTH CORPORATION
(CORPORATE SEAL)
                              By: /s/Arlen G. Yokley
                              Title: Vice President, Secretary &
                                   Treasurer
Attest:

By: /s/Marcy A. Bass
Title: General Attorney and Assistant Secretary

                             EXHIBIT 5



                          October 2, 1995



BellSouth Corporation
1155 Peachtree Street
Atlanta, GA  30309-3610

Dear Sirs:

     With reference to the registration statement which BellSouth Corporation (the "Company") proposes to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), registering 8,000,000 common shares (par value $1.00 per share) of the Company (the "Shares") which may be issued and sold under the Company's Shareholder Dividend Reinvestment and Stock Purchase Plan (the "Plan"), I am of the opinion that:

          (1) The Company is a corporation duly organized and validly existing under the laws of the State of Georgia.

          (2) All proper corporate proceedings have been taken so that the Shares have been duly authorized and, upon issuance, in the case of authorized and unissued shares, and payment therefor in accordance with the Plan and the resolutions of the Board of Directors of the Company relating to the adoption of the Plan and the offering and sale of common shares thereunder, will be legally issued, fully paid and nonassessable.

     I do hereby consent to any reference to me contained in, and to the filing of this opinion with the Commission in connection with, the registration statement referred to above and any related registration statements filed pursuant to Rule 462(b) under the Securities Act.

                                   Very truly yours,

                                   /s/ Walter H. Alford

                                   Walter H. Alford

                            EXHIBIT 23a



                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated February 3, 1995, on our audits of the consolidated financial statements and financial statement schedules of BellSouth Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Independent Accountants."



                                   /s/ Coopers & Lybrand L.L.P.

Atlanta, Georgia
September 29, 1995

                            EXHIBIT 24


                        POWERS OF ATTORNEY

                         POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act"), a registration statement (the "Registration Statement") to register Common Stock to be issued under the Shareholder Dividend Reinvestment and Stock Purchase Plan.

     NOW THEREFORE, each of the undersigned hereby constitutes and appoints
John L. Clendenin, Ronald M. Dykes and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead in each of his respective capacities in the Company, to execute and file this Registration Statement, including the related prospectus, with respect to the securities to be offered and sold under the plan therein described and thereafter to execute and file an amended registration statement or statements (and any registration statements filed pursuant to Rule 462(b) under the Act) and a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to increase or deregister securities, to withdraw the Registration Statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand on the date indicated.


                          /s/    9/25/95
John L. Clendenin
John L. Clendenin             Date
Chairman of the Board and
Chief Executive Officer
Director
(Principal Executive Officer)



/s/  Ronald M. Dykes             9/27/95
Ronald M. Dykes               Date
Vice President, Chief
Financial Officer
and Comptroller
(Principal Financial Officer
and Principal Accounting
Officer)
                         POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act"), a registration statement (the "Registration Statement") to register Common Stock to be issued under the Shareholder Dividend Reinvestment and Stock Purchase Plan.

     NOW THEREFORE, the undersigned hereby constitutes and appoints John L. Clendenin, Ronald M. Dykes and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead to execute and file this Registration Statement, including the related prospectus, with respect to the securities to be offered and sold under the plan therein described and thereafter to execute and file an amended registration statement or statements (and any registration statements filed pursuant to Rule 462(b) under the
Act) and a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to increase or deregister securities, to withdraw the Registration Statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.




/s/  F. Duane Ackerman
F. Duane Ackerman
Director



 9/25/95
Date
                         POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act"), a registration statement (the "Registration Statement") to register Common Stock to be issued under the Shareholder Dividend Reinvestment and Stock Purchase Plan.

     NOW THEREFORE, the undersigned hereby constitutes and appoints John L. Clendenin, Ronald M. Dykes and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead to execute and file this Registration Statement, including the related prospectus, with respect to the securities to be offered and sold under the plan therein described and thereafter to execute and file an amended registration statement or statements (and any registration statements filed pursuant to Rule 462(b) under the
Act) and a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to increase or deregister securities, to withdraw the Registration Statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.




/s/  Reuben V. Anderson
Reuben V. Anderson
Director



 9/25/95
Date
                         POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act"), a registration statement (the "Registration Statement") to register Common Stock to be issued under the Shareholder Dividend Reinvestment and Stock Purchase Plan.

     NOW THEREFORE, the undersigned hereby constitutes and appoints John L. Clendenin, Ronald M. Dykes and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead to execute and file this Registration Statement, including the related prospectus, with respect to the securities to be offered and sold under the plan therein described and thereafter to execute and file an amended registration statement or statements (and any registration statements filed pursuant to Rule 462(b) under the
Act) and a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to increase or deregister securities, to withdraw the Registration Statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.




/s/  James H. Blanchard
James H. Blanchard
Director



 9/25/95
Date

                         POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act"), a registration statement (the "Registration Statement") to register Common Stock to be issued under the Shareholder Dividend Reinvestment and Stock Purchase Plan.

     NOW THEREFORE, the undersigned hereby constitutes and appoints John L. Clendenin, Ronald M. Dykes and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead to execute and file this Registration Statement, including the related prospectus, with respect to the securities to be offered and sold under the plan therein described and thereafter to execute and file an amended registration statement or statements (and any registration statements filed pursuant to Rule 462(b) under the
Act) and a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to increase or deregister securities, to withdraw the Registration Statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.



/s/  J. Hyatt Brown
J. Hyatt Brown
Director



 9/25/95
Date

                         POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act"), a registration statement (the "Registration Statement") to register Common Stock to be issued under the Shareholder Dividend Reinvestment and Stock Purchase Plan.

     NOW THEREFORE, the undersigned hereby constitutes and appoints John L. Clendenin, Ronald M. Dykes and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead to execute and file this Registration Statement, including the related prospectus, with respect to the securities to be offered and sold under the plan therein described and thereafter to execute and file an amended registration statement or statements (and any registration statements filed pursuant to Rule 462(b) under the
Act) and a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to increase or deregister securities, to withdraw the Registration Statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.





/s/  Armando M. Codina
Armando M. Codina
Director



 9/26/95
Date

                         POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act"), a registration statement (the "Registration Statement") to register Common Stock to be issued under the Shareholder Dividend Reinvestment and Stock Purchase Plan.

     NOW THEREFORE, the undersigned hereby constitutes and appoints John L. Clendenin, Ronald M. Dykes and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead to execute and file this Registration Statement, including the related prospectus, with respect to the securities to be offered and sold under the plan therein described and thereafter to execute and file an amended registration statement or statements (and any registration statements filed pursuant to Rule 462(b) under the
Act) and a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to increase or deregister securities, to withdraw the Registration Statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.





/s/  Marshall M. Criser
Marshall M. Criser
Director



 9/25/95
Date


                         POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1934, as amended (the "Act"), a registration statement (the "Registration Statement") to register Common Stock to be issued under the Shareholder Dividend Reinvestment and Stock Purchase Plan.

     NOW THEREFORE, the undersigned hereby constitutes and appoints John L. Clendenin, Ronald M. Dykes and Arlen G. Yokley, and each of them, as attorneys for her in her name, place and stead to execute file this Registration Statement, including the related prospectus, with respect to the securities to be offered and sold under the plan therein described and thereafter to execute and file an amended registration statement of statements (and any registration statements filed pursuant to Rule 462(b) under the Act) and a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to increase or deregister securities, to withdraw the Registration Statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand on the date indicated.



/s/  Phyllis Burke Davis
Phyllis Burke Davis
Director



 9/25/95
Date



                         POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act"), a registration statement (the "Registration Statement") to register Common Stock to be issued under the Shareholder Dividend Reinvestment and Stock Purchase Plan.

     NOW THEREFORE, the undersigned hereby constitutes and appoints John L. Clendenin, Ronald M. Dykes and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead to execute and file this Registration Statement, including the related prospectus, with respect to the securities to be offered and sold under the plan therein described and thereafter to execute and file an amended registration statement or statements (and any registration statements filed pursuant to Rule 462(b) under the
Act) and a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to increase or deregister securities, to withdraw the Registration Statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.






/s/  John G. Medlin, Jr.
John G. Medlin, Jr.
Director



 9/25/95
Date



                         POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1934, as amended (the "Act"), a registration statement (the "Registration Statement") to register Common Stock to be issued under the Shareholder Dividend Reinvestment and Stock Purchase Plan.

     NOW THEREFORE, the undersigned hereby constitutes and appoints John L. Clendenin, Ronald M. Dykes and Arlen G. Yokley, and each of them, as attorneys for her in her name, place and stead to execute file this Registration Statement, including the related prospectus, with respect to the securities to be offered and sold under the plan therein described and thereafter to execute and file an amended registration statement of statements (and any registration statements filed pursuant to Rule 462(b) under the Act) and a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to increase or deregister securities, to withdraw the Registration Statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand on the date indicated.



/s/  Robin B. Smith
Robin B. Smith
Director



 9/25/95
Date




                         POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act"), a registration statement (the "Registration Statement") to register Common Stock to be issued under the Shareholder Dividend Reinvestment and Stock Purchase Plan.

     NOW THEREFORE, the undersigned hereby constitutes and appoints John L. Clendenin, Ronald M. Dykes and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead to execute and file this Registration Statement, including the related prospectus, with respect to the securities to be offered and sold under the plan therein described and thereafter to execute and file an amended registration statement or statements (and any registration statements filed pursuant to Rule 462(b) under the
Act) and a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to increase or deregister securities, to withdraw the Registration Statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.





/s/ C. Dixon Spangler, Jr.
C. Dixon Spangler, Jr.
Director



 9/25/95
Date



                         POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act"), a registration statement (the "Registration Statement") to register Common Stock to be issued under the Shareholder Dividend Reinvestment and Stock Purchase Plan.

     NOW THEREFORE, the undersigned hereby constitutes and appoints John L. Clendenin, Ronald M. Dykes and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead to execute and file this Registration Statement, including the related prospectus, with respect to the securities to be offered and sold under the plan therein described and thereafter to execute and file an amended registration statement or statements (and any registration statements filed pursuant to Rule 462(b) under the
Act) and a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to increase or deregister securities, to withdraw the Registration Statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.





/s/  Ronald A. Terry
Ronald A. Terry
Director



 9/25/95
Date



                         POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act"), a registration statement (the "Registration Statement") to register Common Stock to be issued under the Shareholder Dividend Reinvestment and Stock Purchase Plan.

     NOW THEREFORE, the undersigned hereby constitutes and appoints John L. Clendenin, Ronald M. Dykes and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead to execute and file this Registration Statement, including the related prospectus, with respect to the securities to be offered and sold under the plan therein described and thereafter to execute and file an amended registration statement or statements (and any registration statements filed pursuant to Rule 462(b) under the
Act) and a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to increase or deregister securities, to withdraw the Registration Statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.





/s/  Thomas R. Williams
Thomas R. Williams
Director



 9/25/95
Date



                         POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act"), a registration statement (the "Registration Statement") to register Common Stock to be issued under the Shareholder Dividend Reinvestment and Stock Purchase Plan.

     NOW THEREFORE, the undersigned hereby constitutes and appoints John L. Clendenin, Ronald M. Dykes and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead to execute and file this Registration Statement, including the related prospectus, with respect to the securities to be offered and sold under the plan therein described and thereafter to execute and file an amended registration statement or statements (and any registration statements filed pursuant to Rule 462(b) under the
Act) and a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to increase or deregister securities, to withdraw the Registration Statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.





/s/  J. Tylee Wilson
J. Tylee Wilson
Director



 9/25/95
Date